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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-136905 of our report dated March 3, 2006 relating to the consolidated financial statements of MidAmerican Energy Holdings Company and subsidiaries appearing in the Prospectus, which is a part of this Registration Statement, and the financial statement schedules appearing elsewhere in this Amendment No. 1 to Registration Statement No. 333-136905.

We also consent to the reference to us under the heading ‘‘Experts’’ in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Des Moines, Iowa
September 11, 2006